Exhibit 10.19

Prepared by and return to:

Hirschler Fleischer

P.O. Box 500

Richmond, VA 23218

Attn: David S. Lionberger, Esq.

VSB No.: 39625

Tax Parcel No.: _________________

FIRST AMENDMENT TO TENANTS IN COMMON AGREEMENT

THIS FIRST AMENDMENT TO TENANTS IN COMMON AGREEMENT (the “Amendment”) is made as of this ___ day of _____________, 2017 by MDR GREENSBORO, LLC, a Delaware limited liability company (“Medalist”) and PMI GREENSBORO, LLC, a Delaware limited liability company (“PMIG” and collectively referred to herein as “Tenants in Common” or individually as a “Tenant in Common”).

RECITALS

A.       Medalist and PMIG own, as tenants in common, that certain real property currently containing a Hampton Inn hotel located at ___________________, Greensboro, North Carolina, as more particularly described in that certain deed recorded in the Circuit Court Clerk’s Office for _______________ (the “Clerk’s Office”) as Instrument No. ____________ (the “Property”).

B.       In connection with the acquisition of the Property, Medalist and PMIG entered into that certain Tenants in Common Agreement dated _______________, 2017 (the “Agreement”).

C.       Medalist and PMIG are obtaining a loan (the “Loan”) from BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Lender”), which loan will be secured by a Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing (the “Deed of Trust”) to be recorded against the Property and recorded in the Clerk’s Office on even date herewith.

D.       As a condition to making the Loan, Lender has required that certain amendments be made to the Agreement and Medalist and PMIG are entering into this Amendment in connection with the Loan. Except as otherwise set forth herein, capitalized terms shall have the meaning as set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1.       Lender Required Provisions. The Agreement is hereby amended by adding a new Section 12 as set forth below:

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12.         Lender Loan Provisions. Notwithstanding any other provision of this Agreement to the contrary, for so long as that certain $[10,600,000] loan from Lender remains outstanding, the Tenants in Common hereby agree to the following terms and provisions:

12.1       Partition. Neither Tenant in Common shall file any action, complaint, petition or claim to seek partition or to otherwise divide the Property, to compel any sale of the Property or to seek ouster of any Tenant in Common. Each Tenant in Common expressly waives any and all rights to partition the Property or seek ouster of any Tenant in Common. Furthermore, each Tenant in Common waives its right to object or defend any action of partition brought by Lender.

12.2       General Subordination. Each Tenant in Common hereby agrees that this Agreement and all rights, options, privileges and remedies of each Tenant in Common arising from or relating to this Agreement or by operation of law as tenants-in-common, including, without limitation, any rights of first refusal or purchase options with respect to another Tenant in Common’s interest in the Property and any other similar rights, and any rights of indemnification, whether available under this Agreement, the Management Agreement, or otherwise, are subject to and fully subordinate to the Loan, Deed of Trust and the other documents evidencing the Loan and the rights and obligations of the parties to the Loan (collectively, the “Loan Documents”) , and the terms and conditions thereof and liens created thereby, including, without limitation, all present or future advances under the Loan Documents and all renewals, extensions, amendments, modifications, substitutions and/or supplements thereto. In addition to and without in any way limiting the foregoing, each of the undersigned Tenants in Common hereby subordinates any and all indebtedness owed to it by any other Tenant in Common to the rights of Lender under the Deed of Trust and the other Loan Documents, and the terms and conditions thereof and liens created thereby. So long as the Loan, or any portion thereof, is outstanding, no Tenant in Common shall exercise any rights and remedies, including, without limitation, any rights of subrogation, contribution, reimbursement, or indemnity whatsoever, against any other Tenant in Common, nor shall any Tenant in Common seek any right of recourse to or with respect to the assets or property of any other Tenant in Common, the Property, or any collateral for the Loan, the Tenants in Common until 95 days after payment in full of the Loan; provided, however, the foregoing shall not prevent any Tenant in Common from requesting from the other Tenant in Common any payment, reimbursement, contribution or indemnity that may be due to it (and similarly shall not prohibit the payment of such sum by the other Tenant in Common) so long as (i) no suit or other legal proceeding is filed in connection therewith, (ii) no lien is asserted or filed in connection therewith, (iii) any such payment is made solely out of cash flow from the Property remaining after payment of all ten-current obligations under the Loan Documents, and (iv) no default then exists under the Loan Agreement.

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12.3       Liens. Neither Tenant in Common shall permit its interest in the Property to become subject to any liens filed by third parties. If a Tenant in Common’s interest in the Property is subjected to such a lien, such lien shall be promptly discharged. Furthermore, each Tenant in Common hereby waives any rights it may have (whether by operation of law or pursuant to the terms of this Agreement or otherwise), so long as the Loan, or any portion thereof, is outstanding, to create or suffer to exist any lien, whether statutory or otherwise, on all or any portion of any other tenant-in-common interest held by any other Tenant in Common and, so long as the Loan, is outstanding, no Tenant in Common shall place a Lien on all or any portion of any other tenant-in-common interest held by any other Tenant in Common in the Property.

12.4       Co-Tenant Availability. Each Tenant in Common shall promptly respond to requests for information from the other Tenant in Common or Lender and will promptly make itself available for execution of documents required in connection with the Loan and the operation of the Property.

12.5       Amendment. The Tenancy-in-Common Agreement shall not be amended, modified, terminated or waived without the prior consent of the Lender.

12.6       Third Party Beneficiary. Lender shall be deemed a third party beneficiary of the Tenancy-in-Common Agreement and shall have the right to enforce the provisions thereof.

12.7       Subordination of Rights of First Refusal. Any rights of first refusal with respect to or options to purchase the Property of any Tenant in Common are subordinate to the lien of the Deed of Trust. No Tenant in Common may transfer or encumber its interest in the Property (directly or indirectly) except in strict accordance with the Loan and Deed of Trust.

12.8       Subordination of Lien Rights. Each Tenant in Common hereby agrees that any lien rights it holds against the other Tenant in Common, including any capital calls, for a failure of such Tenant in Common to perform its obligations as a co-tenant, either under the Agreement, or at law, shall be subordinated to the rights and remedies of Lender under the loan documents.

12.9       Subordination of Other Rights/Remedies. Each Tenant in Common hereby agrees that any and all rights and remedies, including rights of indemnity or otherwise, are fully subordinate to the rights and remedies of Lender under the loan documents. At all times the Tenants in Common shall stand still with respect to the enforcement of any of their rights and remedies and shall take no enforcement action with respect thereto against the other without the prior consent of Lender.

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 12.10      Limitation of Number of Tenants In Common. The number of Tenants In Common is two (2), and the number of Tenants in Common owning interests in the Property shall not exceed two (2).

12.11      Successors and Assigns. It is the intention of the Tenants in Common that during the term of this Agreement, the rights of the Tenants in Common and their successors in interest, as among themselves, shall be governed by the terms of this Agreement, and the right of any Tenant in Common or successor in interest shall be subject to the limitations and restrictions of this Agreement. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. Any and all references to “Tenant in Common” or “Tenants in Common” shall be deemed to include the parties hereto and any executors, administrators, heirs, legal representatives, successors and assigns.

3.       Entire Agreement; Modification. This Amendment contains the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties hereto. This Amendment shall not be amended or modified and no waiver of any provision hereof shall be effective unless set forth in a written instrument executed with the same formality as this Amendment.

4.       Enforceability. If any provision of this Amendment shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Amendment, as circumstances require, and this Amendment shall be construed as if such provision had been incorporated herein as so limited or as if such provision had not been included herein, as the case may be.

5.       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which taken together shall constitute a fully executed instrument.

6.       Ratification. Except to the extent specifically amended hereby, the parties hereto ratify the Agreement which shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed his Amendment as of the date set forth above.

TENANTS IN COMMON:

MDR GREENSBORO, LLC,

a Delaware limited liability company

By:	Medalist Diversified Holdings, L.P.,
a Delaware limited partnership
Its:	Manager

By:	Medalist Diversified REIT, Inc.,
a Maryland Corporation
Its:	General Partner

By:	/s/William R. Elliot
Name:	William R. Elliot
Title:	Co-President

STATE OF VIRGINIA	)
) ss:
CITY OF RICHMOND	)

The foregoing instrument was acknowledged before me this 27th day of October, 2017 by William R. Elliot as the Co-President of Medalist Diversified REIT, Inc., the General Partner of Medalist Diversified Holdings, L.P., the Manager of MDR Greensboro, LLC, a Delaware limited liability company, on behalf of the company.

My commission expires: 11/30/2020

Notary registration no.: 224214

/s/ Laura Bunton
Notary Public

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PMI GREENSBORO, LLC

By:	Peter Mueller, Inc.
a Virginia corporation
Its:	Manager

	By:	/s/Kurt A. Shirm
	Name:	Kurt A. Schirm
	Title:	President

STATE OF TENNESSEE

CITY/COUNTY OF BLOUNT

The foregoing instrument was acknowledged before me this 27 day of October 2017 by Kurt A. Schirm as President of Peter Mueller, Inc., a Virginia corporation, the Manager of PMI Greensboro, LLC, a Delaware limited liability company, on behalf of the company.

My commission expires: 05/27/2020

Notary registration no.: _______________

/s/Rachel Wiers
Notary Public

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